Exhibit 10.21

PROMISSORY  NOTE

$320,000.00	Houston, Texas February 25, 2013

Promise to Pay: For value received, Mint Leasing North, Inc., ("Borrower") a Texas Corporation domiciled at 323 North Loop West, Houston, Harris County, Texas 77008, promises to pay to the order of Sambrand Interests,LLC,a limited liability corporation ("Lender") at 1331Gemini Ste 103, Houston Texas 77058, or at other such address as Lender may from time to time specify in writing, in lawful money of the United States of America, the sum of Three Hundred Twenty Thousand and no/100 Dollars ($320,000.00), together  with  accrued interest  on the unpaid  principal  balance thereof, from February 25, 2013, until maturity on or about February 25, 2014.

Interest Rate: The unpaid balance of this Note shall bear interest prior to maturity at a fixed rate of twelve percent (12%) per annum. All interest due hereunder shall be computed on the basis of a year of three hundred and sixty-five (365) days and charged for the actual number of days elapsed.

Payment:  Borrower  shall pay Lender monthly interest  payments  in the  amount  of $3,200.00 commencing no later  than  March  25, 2013 during  the twelve-month term  of the Note. Upon completion of the interest-only payments, ending with the final credited month on February 25, 2014, Borrower shall pay Lender the Note in full in the amount  of $320,000.00.

The following is a recapitulation of the Borrower's payment obligations to Lender:

1) March 25, 2013	$3,200.00
2) April 25, 2013	$3,200.00
3) May 25, 2013	$3,200.00
4) June 25, 2013	$3,200.00
5) July 25, 2013	$3,200.00
6) August 25, 2013	$3,200.00
7) September 25, 2013	$3,200.00
8) October 25, 2013	$3,200.00
9) November 25, 2013	$3,200.00
10) December 25, 2013	$3,200.00
11) January 25, 2014	$3,200.00
12) February 25, 2014	$323,200.00

Default: This Note shall become immediately due and payable upon the occurrence of one or more of the following events ("Events of Default") provided  such event(s) continues  after  seven (7) business days of written notice thereof has been given to Borrower with respect to any monetary default  and after twenty days of written notice with respect to any non-monetary default:

(1)  If default  shall be made in the payment  of any installment of principal  or interest under the Note when due and payable;

(2)  If  default  shall  be  made  in  the  performance or  observance  of  any  covenant, agreement or condition set forth  in this Note;

(3)  If a decree or order by a court of competent jurisdiction shall have been entered:

(a)  Adjudging the Borrower a bankrupt; or

(b) Approving a petition seeking reorganization or rearrangement of Borrower under the Bankruptcy Act, or any other similar applicable Federal or State laws; or

(c) Appointing a receiver, liquidator or trustee or similar  functionary to  take charge of all or substantially all, of the assets of Borrower; or

(d)  Directing the winding up or liquidation of Borrower's affairs.

(4)  If the Borrower  shall:

(a)  Institute voluntary  proceedings to be adjudged a bankrupt; or

(b) Consent to  the  filing  of bankruptcy  petition against it  or file  a petition or answer or consent seeking reorganization or rearrangement under the Bankruptcy  Act, or  any other  similar  applicable  Federal or  State  laws, or consent to the filing of such petition: or

(c) Consent to  the  appointment of a receiver, liquidator or trustee  or similar functionary to take charge of all, or substantially all, of the assets of Borrower; or

(d)  Make a general assignment for the benefit  of its creditors; or

(e)  Admit in writing its inability to pay its debts generally as they become due;

(5)  Upon Failure of Borrower  to:

(a)  Maintain its  books,  accounts  and  records  in  accordance  with  generally accepted accounting principles; or

(b)  Duly comply with  all the laws applicable to Borrower and its business, the violation of which would have a material and adverse effect on the Borrower; or

(c)  Timely file all Federal and State tax returns and pay all taxes as due when due;

or

(6)  If  Borrower  defaults under  any of its agreements  with third parties for money borrowed; or

(7)  If there shall be dissolution or liquidation of Borrower; or

(8)  If Borrower assigns, or attempts to assign, this Note  without the  prior, express, written consent of Lender.  Lender, at his sole discretion, may withhold such consent.

If an Event of Default occurs in the payment of this Note, then, at the option of Lender, exercised by written notice  to Borrower  as set forth  herein, the unpaid  principal  balance of this Note, together  with any interest  accrued hereon, shall forthwith be and become due and payable and the Lender may, without limitation, prejudice or waiver, proceed to protect and enforce his rights by action at law, suit in equity, or foreclosure under any instrument securing the Note or Lender may  resort  to  any two  or more  of such remedies, such remedies  being  cumulative and not exclusive.

If default  is made in the payment  of this Note at maturity, regardless of how its maturity is or might be brought about and this Note is placed in the hands of an attorney for collection or suit is filed hereon, or proceedings in bankruptcy or probate or other legal proceedings are initiated for collection hereof,  the  Borrower  promises  and  agrees to  pay all reasonable  costs, fees and expenses, including, without limitation, attorneys  fees and collection  fees incurred  by Lender in any such case.

Default Rate of Interest: If an Event of Default occurs and Borrower is given notice of such Event of Default as herein provided, the rate of interest applicable to the unpaid principal balance of the Note, from the day notice is given to Borrower  until the unpaid principal  balance of the Note is paid in full, shall be the maximum interest rate allowed under the governing law now or hereafter in effect in the State of Texas. The foregoing notwithstanding, it is expressly stipulated and agreed to be the intent  of the Lender and the Borrower  or any other holder of this Note, at all times, to comply with the usury laws and all other laws relating to this Note and any instrument executed by the Borrower in connection herewith now or hereafter in effect in the State of Texas. Accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any other document related  hereto, in no event shall this Note or any such other document require  the payment  or permit  the collection of interest in excess of the maximum amount permitted by such laws. If the laws of the State of Texas are ever revised, repealed or judicially interpreted as to render usurious any amount called for herein or under any other such document or if the terms and provisions of accordance to the above or at the duly designated address at such time as notice is given.

Successors and Assigns: This Note is for the benefit  of Lender and the Lender's heirs, personal representatives and assigns. In the event of an assignment of the indebtedness represented by this Note  or any part  thereof, the  rights  and benefits  hereunder, to the  extent  applicable  to  the indebtedness  so assigned, may be transferred with such indebtedness. The covenants, term and conditions of this Note are binding on the Borrower, its successors and assigns who may have been consented to in writing by Lender and on all Guarantors hereof  and such Guarantors heirs and personal representatives.

In witness thereof, the parties, wishing to be bound by the terms of this Note, affix their signatures below on this 25th day of February 2013

BORROWER	LENDER

/s/ Jerry Parish	/s/ Chuck Waddell
Jerry Parish	Chuck Waddell
President	Advisor
Mint Leasing North, Inc.	Sambrand Interests, LLC